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                                                                     EXHIBIT 22

                     HERMAN MILLER, INC., AND SUBSIDIARIES

                                  Subsidiaries

  The Company's principal subsidiaries are as follows:


                                                              Jurisdiction
  Name                                          Ownership     Of Incorporation
  --------------------------------------------  ------------  ----------------
  Coro, Inc.                                    98% Company   Michigan

  Herman Miller (Australia) Pty., Ltd.          100% Company  Australia

  Herman Miller B.V. (Netherlands)              100% Company  Netherlands

  Herman Miller Canada, Inc.                    100% Company  Canada

  Herman Miller Deutschland, Inc. und Co.--OHG  100% Company  Germany

  Herman Miller Et Cie                          100% Company  France

  Herman Miller Italia                          100% Company  Italy

  Herman Miller, Japan, Ltd.                    100% Company  Japan

  Herman Miller, Limited                        100% Company  England, U.K.

  Herman Miller Mexico                          100% Company  Mexico

  Herman Miller Transportation Company          100% Company  Michigan

  Integrated Metal Technology, Inc.             100% Company  Michigan

  Meridian Incorporated                         100% Company  Michigan

  Milcare, Inc.                                 100% Company  Michigan

  Milsure Insurance Limited                     100% Company  Barbados

  Miller SQA, Inc.                              100% Company  Michigan

  Powder Coat Technology, Inc.                  100% Company  Michigan

  The Resource Alliance, Inc.                   100% Company  Canada




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